EXHIBIT 99.1

TELWORX COMMUNICATIONS, LLC

Consolidated Financial Statements and

Supplementary Information

December 31, 2011 and 2010

TELWORX COMMUNICATIONS, LLC

Independent Auditors’ Report

To the Members

TelWorx Communications, LLC

Lexington, North Carolina

We have audited the accompanying consolidated balance sheets of TelWorx Communications, LLC, as of December 31, 2011 and 2010, and the related consolidated statements of income, members’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TelWorx Communications, LLC, as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplementary information attached, is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements, and in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/Rives & Associates, LLP

June 26, 2012

TELWORX COMMUNICATIONS, LLC

Consolidated Balance Sheets

December 31, 2011 and 2010

	2011	2010
ASSETS
Current assets:
Cash	$468,117	$513,397
Accounts receivable	2,026,934	2,589,237
Employee loan	700	3,000
Marketable securities	20,000	—
Inventory	2,038,249	1,096,098

Total current assets	4,554,000	4,201,732

Net property and equipment:	2,744,423	2,898,790

Other assets:
Research and development	76,051	5,458
Intangible assets (net of accumulated amortization of $1,428,683 and $1,423,063)	218,229	223,849

Total other assets	294,280	229,307

Total assets	$7,592,703	$7,329,829

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Current maturities on capital leases	$14,215	$9,816
Current maturities on long-term debt	220,595	207,506
Lines of credit	1,477,892	1,381,260
Lease payable	—	3,144
Accounts payable	1,880,429	1,851,729
Accrued interest	6,967	8,009
Accrued liabilities	208,811	84,699

Total current liabilities	3,808,909	3,546,163
Long-term liabilities:
Capital leases, less current maturities	42,873	38,684
Long-term debt, less current maturities	2,318,054	2,538,649

Total long-term liabilities	2,360,927	2,577,333

Total liabilities	6,169,836	6,123,496
Members’ equity	1,422,867	1,206,333

Total liabilities and members’ equity	$7,592,703	$7,329,829

The accompanying notes to consolidated financial statements are an integral part of these statements.

TELWORX COMMUNICATIONS, LLC

Consolidated Statements of Income

For the Years Ended December 31, 2011 and 2010

	2011	2010
Revenue	$18,117,971	$18,134,468
Cost of goods sold	13,228,675	14,624,744

Gross profit	4,889,296	3,509,724

Sales and marketing expenses:
Wages	1,002,260	822,479
Commissions	471,829	307,920
Taxes and licenses	174,576	130,729
Telephone	52,962	30,972
Meals and entertainment	25,324	17,775
Travel	154,506	128,401
Retirement	46,573	23,060
Depreciation	47,174	46,726
Insurance	109,402	103,338
Office	8,743	6,829
Rent	21,285	43,139
Repairs and maintenance	4,443	5,858
Utilities	8,898	13,349
Supplies	5,827	9,365
Trade shows	90,941	13,532
Advertising	176,589	140,395
Other	5,715	4,930

Total sales and marketing expenses	2,407,047	1,848,797

The accompanying notes to consolidated financial statements are an integral part of these statements.

TELWORX COMMUNICATIONS, LLC

Consolidated Statements of Income (Continued)

For the Years Ended December 31, 2011 and 2010

	2011	2010
General and administrative expenses:
Wages	$278,918	$295,614
Commissions	9,871	7,800
Taxes and licenses	48,583	48,134
Telephone	25,801	16,554
Meals and entertainment	15,675	11,013
Travel	55,657	47,853
Retirement	11,443	8,186
Depreciation	36,533	32,909
Insurance	96,180	109,588
Office	6,912	3,074
Rent	—	1,408
Repairs and maintenance	4,099	3,996
Utilities	1,716	5,518
Supplies	3,290	5,110
Professional	62,210	44,423
Bank fees	68,330	37,913
Other	5,703	4,675

Total general and administrative expenses	730,921	683,768

Total operating expenses	3,137,968	2,532,565

Operating profit	1,751,328	977,159

Other income (expense):
Contributions	(12,655)	(27,010)
Amortization	(5,620)	(263,377)
Stock option amortization	(19,700)	(19,700)
Loss on disposition of fixed assets	—	(221,495)
One time relocation	(82,000)	—
Professional fees—legal	—	(270,610)
Rental income	4,190	21,605
Interest income	1,940	1,975
Other income	14,773	17,862
Interest expense	(202,029)	(208,308)

Total other income (expenses)	(301,101)	(969,058)

Net income	$1,450,227	$8,101

The accompanying notes to consolidated financial statements are an integral part of these statements.

TELWORX COMMUNICATIONS, LLC

Consolidated Statements of Members’ Equity

For the Years Ended December 31, 2011 and 2010

	2011	2010
Members’ equity, beginning of year	$1,206,333	$973,748
Net income for the year	1,450,227	8,101
Deferred compensation from options	19,700	19,700
Contributions	—	549,507
Distributions	(1,253,393)	(344,723)

Members’ equity, end of year	$1,422,867	$1,206,333

The accompanying notes to consolidated financial statements are an integral part of these statements.

TELWORX COMMUNICATIONS, LLC

Consolidated Statements of Cash Flows

Years Ended December 31, 2011 and 2010

	2011	2010
Cash flows from operating activities:
Net income	$1,450,227	$8,101
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	237,923	220,388
Amortization	5,620	263,377
Stock option amortization	19,700	19,700
Cash flows from change in:
Accounts receivable	562,303	(398,208)
Prepaid expenses	—	12,920
Employee loan	2,300	—
Inventory	(942,151)	214,722
Research and development	(70,593)	(1,658)
Marketable securities	(20,000)	—
Lease payable	(3,144)	(12,473)
Accounts payable	28,700	231,139
Accrued interest	(1,042)	(2,997)
Accrued liabilities	124,112	9,460

Net cash provided by operating activities	1,393,955	564,471

Cash flows from investing activities:
Net purchase of property and equipment	(83,556)	(666,291)

Net cash used by investing activities	(83,556)	(666,291)

Cash flows from financing activities:
Payments on capital leases	8,588	48,500
Payments on bank loans	(207,506)	(65,455)
Payments on line of credit	96,632	50,333
Contributions by members	—	549,507
Distributions to members	(1,253,393)	(344,723)

Net cash used by financing activities	(1,355,679)	238,162

Net increase (decrease) in cash	(45,280)	136,342
Cash, beginning of year	513,397	377,055

Cash, end of year	$468,117	$513,397

Supplemental disclosures:
Cash paid for income taxes	$—	$—

Cash paid for interest	$203,071	$205,311

The accompanying notes to consolidated financial statements are an integral part of these statements.

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2011 and 2010

Note 1—NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

TelWorx Communications, LLC, (the Company), which is headquartered in Lexington, North Carolina, is a certified purchaser and reseller of new telecom, surplus telecom and refurbished telecom equipment for the telecommunications market. Also, the Company is a leader in wire line services and wireless applications that support everyone from telecom providers, to telecom resellers and users of major voice, video and data communication technologies. They support entities ranging from telecom providers and resellers to government and all users of major voice, video and data communication technologies. The Company has employees and sales nationwide.

The accounting policies and principles which significantly affect the determination of financial position and results of operations are summarized below:

Basis of Consolidation:

These consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated. The condensed consolidated financial statements include the accounts of TelWorx Communications, LLC, TowerWorx LLC, TowerWorx International, Inc. and Scronce Real Estate, LLC. Information on the consolidated entities is as follows:

TowerWorx, LLC:

TowerWorx, LLC, which is headquartered in Pryor, Oklahoma manufactures mobile cell phone towers with global operations across North America, India, China, and Africa. TowerWorx, LLC organized as a limited liability company on August 3, 2007. TowerWorx, LLC has a highly qualified leadership team with over 60 years collective experience in manufacturing, telecom, defense, engineering, and mobile tower industries.

The manufacturing facility is located near Tulsa, OK. The facility has access to major transportation facilities via truck or train to ensure a timely delivery. The facility is large enough to enable TowerWorx, LLC to scale and meet large quantity orders and support inventory for quick turnaround delivery.

TowerWorx International, Inc.:

In December of 2008 the members of TowerWorx, LLC formed an Interest Charge Domestic to International Sales Company (IC-DISC) called TowerWorx International, Inc. TowerWorx International, Inc. receives commissions on TowerWorx, LLC’s sales to foreign purchasers. The purpose of forming the IC-DISC is to take advantage of tax incentives for export sales. All significant inter-company accounts and transactions have been eliminated.

Scronce Real Estate, LLC:

Scronce Real Estate, LLC is owned solely by the wife of the of 99% owner TelWorx Communications, LLC. Scronce Real Estate, LLC rents to TelWorx Communications, LLC the primary office and warehouse facility in Lexington ,North Carolina.

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2011 and 2010

Note 1—NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Operations:

The Company is exposed to foreign currency fluctuations due to its foreign operations and because products are sold internationally. The functional currency for the Company’s foreign operations is predominantly the applicable local currency. Accounts of foreign operations are translated into U.S. dollars using the year-end exchange rate for assets and liabilities and average monthly rates for revenue and expense accounts. Management has determined that no adjustments were required resulting from translations.

Basis of Accounting:

The Company uses the accrual basis of accounting.

Cash Equivalents:

The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents. At December 31, 2011, the Company had no cash equivalents.

Fair Value of Financial Instruments:

Cash and cash equivalents are measured at fair value and investments are recognized at amortized cost in the Company’s financial statements. Accounts receivable and other investments are financial assets with carrying values that approximate fair value due to the short-term nature of these assets. Accounts payable and short-term debt are financial liabilities with carrying values that approximate fair value due to the short-term nature of these liabilities. The Company follows Fair Value Measurements and Disclosures (“ASC 820”), which establishes a fair value hierarchy that requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instruments categorization within the hierarchy is based on the lowest level of input that is significant to the fair value measurement. ASC 820 establishes three levels of inputs that may be used to measure fair value:

Level 1: inputs are unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2: inputs other than level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets and liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of assets or liabilities.

Level 3: unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

All of the Company’s investments at December 31, 2011 are considered Level 3 assets. Management believes that the value of its marketable securities at December 31, 2011 to be near its original cost of $20,000.

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2011 and 2010

Note 1—NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable and Allowance for Doubtful Accounts:

Accounts receivable are recorded at net realizable value consisting of the carrying amount less the allowance for uncollectible accounts, as needed. The Company uses the allowance method to account for uncollectible receivable balances. Under the allowance method, if needed, an estimate of uncollectible customer balances is made based upon specific account balances that are considered uncollectible. The Company considers any account 120 days past due to be uncollectible. The Company believes that no allowance was needed at December 31, 2011 and 2010. Accounts receivable had balances of $2,254,934 and $2,589,237 at December 31, 2011 and 2010, respectively.

Inventories:

Inventory consists of new, refurbished, and consigned telecommunications equipment and are carried at the lower of cost or market. The Company carries consigned inventory in its warehouse. These items are only recognized as costs when the inventory is sold. The Company constantly evaluates if an allowance to reduce the value of inventory to the lower of cost or market, including allowances for excess and obsolete inventory. At December 31, 2011 and 2010 no allowance was considered necessary. The balance of inventory at December 31, 2011 and 2010 was $2,038,249 and $1,096,098, respectively.

Prepaid and Other Current Assets:

Prepaid assets are stated at cost and are amortized over the useful lives (up to one year) of the assets.

Property and Equipment:

Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets. The useful lives range from 27.5 to 40 years for buildings and 5 to 7 years for equipment. Leasehold improvements are amortized over the shorter of the corresponding lease term or useful life. Depreciation expense and gains and losses on the disposal of property and equipment are included in cost of sales and operating expenses in the consolidated statements of income. Maintenance and repairs are expensed as incurred. Depreciation expense for the years ended December 31, 2011 and 2010 was $237,923 and $220,388, respectively.

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2011 and 2010

Note 1—NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment (Continued):

An breakdown of property and equipment for the years ended December 31, 2011 and 2010 are as follows:

	Balance December 31, 2011	Balance December 31, 2010
Land	$268,000	$268,000
Buildings	2,204,778	2,204,778
Furniture and fixtures	427,903	380,818
Machinery and equipment	273,997	273,997
Computer equipment	150,996	150,996
Vehicles	132,785	104,984

Totals	3,458,459	3,383,573
Less accumulated depreciation	(714,036)	(484,783)

Net book value	$2,744,423	$2,898,790

Revenue Recognition:

The Company sells telecom products and services. The Company recognizes revenue when the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, price is fixed and determinable, and collectability is reasonably assured.

The Company recognizes revenue for sales of the products when the product ships from its warehouse. The Company recognizes revenue for its services when the job is completed and all expenses for the job are recognized. The Company allows its customers to return products under specified terms and conditions.

Research and Development Costs:

The Company expenses research and development costs as incurred. To date, the Company has expensed all software development costs related to research and development because the costs incurred subsequent to the products reaching technological feasibility were not significant.

Advertising Costs:

Advertising costs are expensed in the period in which they are incurred. Advertising expense was $176,589 and $140,395, respectively for the years ended December 31, 2011 and 2010.

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2011 and 2010

Note 1—NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Sales and Value Added Taxes:

Taxes collected from customers and remitted to governmental authorities are presented on a net basis in goods sold in the accompanying consolidated statements of income.

Shipping and Handling Costs:

Shipping and handling costs are included on a gross basis in cost of goods sold in the accompanying consolidated statements of income.

Income Taxes:

No income tax provision has been included in the financial statements since the income or losses of the Company are required to be reported by the members on their income tax returns. Taxable income or loss will differ from the income or loss reported in the financial statements, due to the different carrying values of assets, and different revenue recognition methods for financial reporting and income tax purposes. Management has determined that the Company has no uncertain tax positions that would require the Company to record a liability for unrecognized tax benefits. Management believes that the Company’s tax years ended December 31, 2011, 2010, and 2009 remain subject to examination by federal and state tax jurisdictions.

Warranty Reserve and Sales Returns:

TelWorx Communications, LLC offers a 90 day warranty on products directly manufactured by TelWorx Communications, LLC. Any products resold by TelWorx Communications, LLC from other suppliers carry the original manufacturers warranty. TelWorx Communications, LLC offers returns with a 25% restocking fee.

TowerWorx, LLC warrants that products manufactured by TowerWorx, LLC, when properly installed and serviced by authorized service representatives and when properly used and maintained in conformance with the standards and limitations set forth by TowerWorx, LLC shall be free from defects in material and workmanship for a period of one (1) year from the date of original purchase or shipping date, whichever is earlier in time. TowerWorx, LLC’s obligation under this warranty shall be limited to replacing or repairing the defective part or parts or, at TowerWorx LLC’s option, the product itself, in part or in whole, which contains the defective part or parts. All TowerWorx, LLC sales are final after completion of the tower. Orders can be canceled or rescheduled within 10 days of shipment with written notice.

TelWorx Communications, LLC offers a 90 day warranty on products directly manufactured by TelWorx Communications, LLC. Any products resold by TelWorx Communications, LLC from other suppliers carry the original manufacturers warranty.

Management has determined that through analysis of historical return and warranty data that no reserve for warranty or sales returns should be included in the financial statements.

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2011 and 2010

Note 1—NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Leased Equipment Capitalized:

The imputed cost of leased equipment is capitalized and charged to earnings using the straight-line method of depreciation over an estimated useful life of ten years for financial reporting purposes. Generally, when items of leased property are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Date of Management’s Review:

The Company has evaluated events through June 26, 2012, which is the date the financial statements were available to be issued, for possible recognition or disclosure in the financial statements.

Note 2—INTANGIBLE ASSETS

A detailed schedule of intangible assets are as follows:

Intangible assets:	Original Value	Amortization Expense 2010	Accumulated Amortization 12/31/2010	Balance 12/31/2010
Goodwill	$206,667	$—	$—	$206,667
Trade name	379,945	69,657	379,945	—
Noncompete agreement	687,000	125,950	687,000	—
Customer relationships	339,000	62,150	339,000	—
Organization and start-up costs	34,300	5,620	17,118	17,182

	$1,646,912	$263,377	$1,423,063	$223,849

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2011 and 2010

Note 2—INTANGIBLE ASSETS (Continued)

A detailed schedule of intangible assets are as follows:

	Balance 12/31/2010	Amortization Expense 2011	Accumulated Amortization 12/31/2011	Balance 12/31/2011
Intangible assets:
Goodwill	$206,667	$—	$—	$206,667
Trade name	—	—	379,945	—
Noncompete agreement	—	—	687,000	—
Customer relationships	—	—	339,000	—
Organization and start-up costs	17,182	5,620	22,802	11,562

	$223,849	$5,620	$1,428,747	$218,229

Goodwill:

The Company performs an annual impairment test of goodwill at the end of each year (December 31). If the Company’s fair value is greater than its book value, then further impairment tests are not necessary. If the Company’s fair value is less than its book value, then further tests are performed to determine the Company’s fair value of goodwill. The implied fair value is then compared against the book value of goodwill to determine the amount of goodwill impairment. According to Statement of Financial Accounting Standards No. 142, goodwill is not amortized. Generally accepted accounting principles require that the unamortized value of purchased goodwill be evaluated annually to determine whether the amount reflected on the balance sheet as an asset has been impaired. In management’s opinion, there has been no impairment to the value of recorded goodwill during the year ended December 31, 2011. Goodwill is amortized for income tax purposes using the straight-line method over fifteen years.

The process of evaluating the potential impairment of goodwill is subjective because it requires the use of estimates and assumptions. The Company uses both the Income Approach and the Market Approach for determining the fair value of the reporting unit. Although the Company bases the cash flow forecasts on assumptions that are consistent with plans and estimates the Company uses to manage the business, there is considerable judgment in determining the cash flows. Assumptions related to future cash flows and discount rates involve significant management judgment and are subject to significant uncertainty.

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2011 and 2010

Note 2—INTANGIBLE ASSETS (Continued)

Goodwill (Continued):

While the use of historical results and future projections can result in different valuations for a company, it is a generally accepted valuation practice to apply more than one valuation technique to establish a range of values for a business. Since each technique relies on different inputs and assumptions, it is unlikely that each technique would yield the same results. However, it is expected that the different techniques would establish a reasonable range. In determining the fair value, the Company weighs the two methods equally in determining the fair value because the Company believes both methods have an equal probability of providing an appropriate fair value.

The Company recognized goodwill of $206,667 with the acquisition of assets from TelWorx Communications, LLC. The Company’s market capitalization as of the date of the acquisition exceeded the book value of the Company. Since there was not a triggering event for goodwill impairment, the Company did not perform the two-step goodwill impairment test.

Trade Name:

The Company assessed intangible assets as of the original acquisition on November 21, 2005. The Company determined the value of goodwill associated with the purchase price to be allocated towards the trade name to be $379,945 on the acquisition date. The trade name intangible assets was amortized over a five year period and carried a book value of $0 at December 31, 2011 and 2010. The amortization expense for the years ended December 31, 2011 and 2010 associated with these agreements was $0 and $69,657, respectively.

Noncompeting Agreement:

The Company executed a Noncompete agreement with the previous owners upon the acquisition of the Company on November 21, 2005. The value of these agreements at the acquisition date was $687,000. The agreements were amortized over a five year period and carried a book value of $0 at December 31, 2011 and 2010. The amortization expense for the years ended December 31, 2011 and 2010 associated with these agreements was $0 and $125,950, respectively.

Customer Relationships:

The Company assessed intangible assets as of the original acquisition on November 21, 2005. The Company determined the value of existing customer relationships to be $339,000 on the acquisition date. The customer relationships were amortized over a five year period and carried a book value of $0 at December 31, 2011 and 2010. The amortization expense for the years ended December 31, 2011 and 2010 associated with these agreements was $0 and $62,150, respectively.

Organization and Start-Up Costs:

Costs incurred in connection with the organization of TowerWorx, LLC have been capitalized and are being amortized using the straight-line method. The original costs totaled $34,300. The intangible assets will be amortized from 5 to 15 years. Amortization expense associated with this intangible asset for the years ended December 31, 2011 and 2010 was $5,620.

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2011 and 2010

Note 3—RELATED PARTY TRANSACTIONS

The Company’s CEO, Timothy Scronce’s wife, Brenda Scronce, is the sole member of Scronce Real Estate, LLC, which leases the operating facility to TelWorx Communications, LLC. Rent paid from TelWorx Communications, LLC to Scronce Real Estate, LLC was $167,976 for the years ended December 31, 2011 and 2010. These amounts were netted against rent expense on the statement of income. Scronce Real Estate, LLC currently has an outstanding loan at NewBridge Bank that is secured by the operating facility (see Note 11). The balance sheet and statements of income and member’s equity for Scronce Real Estate, LLC for the years ended December 31, 2011 and 2010 are as follows:

SCRONCE REAL ESTATE, LLC

Balance Sheets

December 31, 2011 and 2010

	2011	2010
ASSETS
Current assets:
Cash	$100	$100

Property and equipment:
Land	268,000	268,000
Buildings	2,204,778	2,204,778

Total property and equipment	2,472,778	2,472,778
Less, accumulated depreciation	(291,240)	(162,973)

Net property and equipment	2,181,538	2,309,805

Total assets	$2,181,638	$2,309,905

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Current maturities on long-term debt	$105,113	$101,252

Long-term liabilities:
Long-term liabilities, less current maturities	1,619,184	1,724,297

Total liabilities	1,724,297	1,825,549

Member’s equity	457,339	484,356

Total liabilities and members’ equity	$2,181,636	$2,309,905

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2011 and 2010

Note 3—RELATED PARTY TRANSACTIONS (Continued)

SCRONCE REAL ESTATE, LLC

Statements of Income and Member’s Equity

For the years ended December 31, 2011 and 2010

	2011	2010
Other income (expenses):
Rental income	$167,976	$167,976
Depreciation	(128,267)	(126,657)
Interest	(66,726)	(70,154)

Net loss for the year	(27,017)	(28,835)

Member’s equity, beginning of year	484,356	(36,316)

Contributions	—	549,507
Distributions	—	—

Member’s equity, end of year	$457,339	$484,356

Timothy Scronce, CEO:

The Company’s CEO, Timothy Scronce is a member and salaried employee that has invested capital into the Company. Timothy Scronce has also secured and guaranteed several of the Company’s outstanding loans and he has personally guaranteed litigation sales.

TowerWorx, LLC and TowerWorx International, Inc.:

The Company’s CEO, Timothy Scronce, is the spouse of the majority member of TowerWorx, LLC. The Company purchases and sells materials to TowerWorx, LLC. All outstanding intercompany receivables and payables were eliminated in the consolidation.

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2011 and 2010

Note 4—CONCENTRATION OF CREDIT RISK

The Company places its cash and cash equivalents on deposit with financial institutions in the United States. On July 21, 2010, the Federal Deposit Insurance Corporation (FDIC) permanently increased insured coverage to $250,000 for substantially all depository accounts held in FDIC-insured institutions. Beginning December 31, 2010 through December 31, 2012, all non-interest bearing transaction accounts are fully insured, regardless of the balance of the account, at all FDIC-insured institutions. During the year, the Company from time to time may have had amounts on deposit in excess of the insured limits. As of December 31, 2011 and 2010, the Company's deposits were fully insured.

Note 5—RENTAL INCOME

Prior to the litigation described in Note 12, the Company leased towers through TowerWorx, LLC. Income from these leases are broken out in other income on the consolidated statements of income. TowerWorx, LLC has seized leasing towers since the litigation.

Note 6—VARIABLE INTEREST ENTITY

Management has determined that TowerWorx, LLC and Scronce Real Estate, LLC are variable interest entities under FIN 46, subsequently titled under the FASB Accounting Standards Codification (ASC) as ASC 810. The accounts of TowerWorx, LLC, TowerWorx International, Inc. and Scronce Real Estate, LLC are included in these consolidated financial statements.

Management has determined that a joint venture between TowerWorx, LLC and an Egyptian company is not a variable interest entity under FIN 46, subsequently titled under the FASB Accounting Standards Codification (ASC) as ASC 810. The transactions of this joint venture are not consolidated in the financial statements. The Company has $0 invested in the joint venture.

Note 7—POSTRETIREMENT BENEFIT PLAN

The Company sponsors a defined contribution postretirement plan in the form of a safe harbor 401-K plan. The plan is contributory, with retiree contributions adjusted annually. The Company’s funding policy is to contribute annually an amount equal to three percent of the covered employee’s salary. The Company may terminate this plan at any time.

Note 8—OPERATING LEASES

The Company leases its facility for TowerWorx, LLC from FeatherLite in Pryor, Oklahoma. The lease arrangement is month by month rent. During the years ended December 31, 2011 and 2010, rents totaled $67,773 and $244,785, respectively for the leasing of the TowerWorx, LLC facility.

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2011 and 2010

Note 9—LINES OF CREDIT

TelWorx Communications, LLC Line of Credit:

The Company currently has an outstanding revolving line of credit at Newbridge Bank. The revolving line of credit is secured by the Company’s assets and is personally guaranteed by the Company’s CEO Timothy Scronce. The balance of the credit line as of December 31, 2011 and 2010 was $927,892 and $981,260, respectively. The credit line has a maximum amount of $2,000,000. Interest is charged at the prime rate minus 0.75%.

TowerWorx, LLC Line of Credit:

The Company has a $550,000 asset based commercial line of credit with SunTrust Bank for working capital needs of TowerWorx, LLC. The line of credit is secured against all the Company’s assets. As of December 31, 2011 the rate was the London Interbank Offering Rate plus 2.5%. The Company is required to make monthly interest payments, and the principal balance is due April 22, 2012, although the Company expects to renew the note on an annual basis. At December 31, 2011 and 2010, the Company’s unpaid balances were $550,000 and $400,000 respectively.

Note 10—CAPITAL LEASES

The Company purchased a van for use in business operations on August 14, 2010 and entered into a capital lease agreement with Modern Chevrolet, LLC for the purchase. The capital lease, with an original amount of $25,672, has an interest rate of 2.9%, requires monthly payments in the amount of $461 and matures on August 14, 2015.

	2011	2010
Balance, December 31:	$19,207	$24,262
Less, additional principal payments	—	161
Less, current maturities	5,038	4,894

Capital lease, less current maturities	$14,169	$19,207

The current maturities for the years ending December 31, are as follows:

2012	$5,038
2013	5,186
2014	5,339
2015	3,644

$19,207

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2011 and 2010

Note 10—CAPITAL LEASES (Continued)

The Company purchased a van for use in business operations on August 14, 2010 entered into a capital lease agreement Modern Chevrolet, LLC for the purchase. The capital lease, with an original amount of $25,815, has an interest rate of 2.9%, requires monthly payments in the amount of $463 and matures on August 14, 2015.

	2011	2010
Balance, December 31:	$19,316	$24,238
Less, current maturities	5,066	4,922

Capital lease, less current maturities	$14,250	$19,316

The current maturities for the years ending December 31, are as follows:

2012	$5,066
2013	5,215
2014	5,368
2015	3,667

$19,316

The Company purchased a truck for use in business operations on February 15, 2011 and entered into a capital lease agreement with Modern Chevrolet, LLC for the purchase. The capital lease, with an original amount of $21,797, has an interest rate of 5.0%, requires monthly payments in the amount of $412 and matures on February 15, 2016.

	2011	2010
Balance, December 31:	$18,565	$—
Less, current maturities	4,111	—

Capital lease, less current maturities	$14,454	$—

The current maturities for the years ending December 31, are as follows:

2012	$4,111
2013	4,321
2014	4,543
2015	4,775
2016	815

$18,565

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2011 and 2010

Note 11—LONG-TERM DEBT

Commercial Loan:

The Company has an outstanding commercial loan with NewBridge Bank. The note is personally insured by CEO Timothy Scronce. The balance of the note at December 31, 2011 was $814,352. Interest is charged at the rate of 6.5%.

	2011	2010
Balance, December 31:	$814,352	$920,606
Less, current maturities	115,482	106,254

Mortgage payable, less current maturities	$698,870	$814,352

The current maturities for the years ending December 31, are as follows:

2012	$115,482
2013	123,216
2014	131,468
2015	140,272
2016	149,667
Thereafter	154,247

$814,352

Commercial loan-Scronce Real Estate, LLC

The Company has an outstanding loan with NewBridge Bank for the Company’s headquarters in Lexington North Carolina. The loan is in the name of Scronce Real Estate, LLC and is collateralized by the land and buildings at the main headquarters. The loan, with an original amount of $1,915,000.

	2011	2010
Balance, December 31:	$1,724,297	$1,825,549
Less, current maturities	105,113	101,252

Mortgage payable, less current maturities	$1,619,184	$1,724,297

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2011 and 2010

Note 11—LONG-TERM DEBT (Continued)

The current maturities for the years ending December 31, are as follows:

2012	$105,113
2013	109,123
2014	113,286
2015	117,608
2016	122,905
Thereafter	1,156,262

$1,724,297

Interest expense on this loan for the years ended December 31, 2011 and 2010 was $66,726 and $70,154, respectively.

Note 12—LITIGATION AND AGREEMENT

In 2010 the Company was involved in a lawsuit with All-Tech concerning the manufacturing of towers in violation of a patent. Incurred legal fees associated with the lawsuit totaled $270,610. A settlement was reached between TowerWorx, LLC and All-Tech. The agreement, settled in February 2011, allows for TowerWorx, LLC to cease production of the towers named in the lawsuit and have All-Tech manufacture towers for TowerWorx, LLC with a mark up of 52.52% for a period of five years. The agreement also guaranteed All-Tech a total of $2.3 million dollars in sales for the first two years personally guaranteed by CEO Timothy Scronce.

Note 13—ONE TIME RELOCATION

The Company experienced costs in 2011 associated with the shutdown of its manufacturing facility due to the litigation and agreement discussed in Note 12. The costs are broken out separately on the balance sheets due to the fact the no additional costs or fees are expected in the future. The total costs incurred in 2011 associated with the relocation was $82,000.

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2011 and 2010

Note 14—STOCK OPTIONS

In 2007 and 2008, the Company entered into stock option agreements with three employees for a total of 200,000 shares of class A restricted, non-voting, common stock. The first set had a fair value of $.48 per share at 1/1/2007 for a total value of $72,000. The second set of issued options had a value of $.53 per share at 1/1/2008 for a total value of $26,500. Both issuance of options vest over a period of five years and vest 20% per year over the five year period. The total fair value of $98,500 was recorded as an increase to members’ equity and deferred compensation, a contra-equity account. The deferred compensation will be amortized into expense over the vesting period of the restricted stock. For the years ended December 31, 2011 and 2010, the Company recognized $19,700 of amortization expense related to the vesting of the restricted shares. The first set of issued options were fully vested at December 31, 2011 and the second set of issued options will be fully vested at December 31, 2012, 20,000 shares vesting in 2012. As of December 31, 2011 and 2010, the holders of the common stock from these options, pursuant to the restricted stock grant, had $190,000 and 150,000 shares, respectively. The value of the options were determined annually be management.

Under the Company’s stock option plan, the Company may grant options to purchase up to 10,000,000 shares of common stock to employees, directors, and consultants as either incentive stock options or nonqualified stock options. Incentive stock options may be granted with exercise prices not less than 100% of the fair market value of the common stock on the dale of such grant. Options granted under the plan generally vest up to three years and expire 10 years from the date of the grant.

	Outstanding Options
	No. of Shares	Weighted Avg. Exercise Price
Balance at January 01, 2010	150,000	$0.49
Granted	—	—
Forfeited	—	—
Exercised	20,000	0.49

Balance at January 01, 2011	170,000	0.49
Granted	—	—
Forfeited	—	—
Exercised	20,000	0.49

Balance at December 31, 2011	190,000	$0.49

TELWORX COMMUNICATIONS, LLC

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2011 and 2010

Note 14 —STOCK OPTIONS (Continued)

The following table summarizes information as of December 31, 2011 and 2010 related to all outstanding and vested options:

	2011		2010
Exercise Price	Number of Shares	Weighted Avg. Remaining	Number of Shares	Weighted Avg. Remaining
$ 0.48	—	—	30,000	14,400
$ 0.53	10,000	5,300	10,000	5,300

	10,000	5,300	40,000	19,700

Supplementary Information

TELWORX COMMUNICATIONS, LLC

Supplementary Information

For the Years Ended December 31, 2011 and 2010

1 Analysis of Cost of Goods Sold:

	2011	2010
Cost of goods sold:
Product	$12,108,645	$12,704,777
Wages	283,475	890,446
Commissions	20,408	16,600
Tax and licenses	122,873	153,255
Telephone	9,785	17,307
Meals and entertainment	23,288	16,522
Travel	67,595	67,830
Retirement	20,776	10,662
Depreciation	154,216	140,753
Insurance	149,919	119,506
Office	40,428	44,540
Rent	46,488	200,502
Repairs and maintenance	38,426	44,331
Utilities	47,768	84,891
Supplies	37,130	59,893
Warranty	21,200	15,199
Other	36,255	37,730

	$13,228,675	$14,624,744

2 EBITDA Analysis by Entity:

	2011	2010
TelWorx Communications, LLC	$1,633,166	$727,709
TowerWorx, LLC	188,110	301,863
Scronce Real Estate, LLC	167,976	167,976

	$1,989,252	$1,197,548

TELWORX COMMUNICATIONS, LLC

Supplementary Information

Consolidated Statements of Income (Unaudited)

For the Four Quarters Ended December 31, 2011 (all numbers in 000s)

	Total 2011	Q1—2011	Q2—2011	Q3—2011	Q4—2011
Revenue	18,118	4,044	4,679	5,112	4,283
Product	12,109	2,520	3,286	3,612	2,692
Wages	284	80	74	58	71
Commissions	20	6	5	5	4
Tax and licenses	123	15	32	30	46
Telephone	10	2	3	3	3
Meals and entertainment	23	6	5	7	5
Travel	68	21	13	24	10
Retirement	21	4	5	6	6
Depreciation	155	39	39	39	39
Insurance	150	20	38	48	43
Office	41	9	11	10	11
Rent	46	12	12	12	12
Repairs and maintenance	38	10	10	12	7
Utilities	48	14	11	22	0
Supplies	37	7	14	9	8
Warranty	21	5	5	5	5
Other	36	6	4	17	10

Cost of goods sold	13,229	2,776	3,564	3,918	2,970

Gross profit	4,889	1,268	1,115	1,194	1,312

Sales and marketing expenses:
Wages	1,004	209	272	299	223
Commissions	470	137	112	127	94
Taxes and licenses	175	40	46	61	28
Telephone	53	6	14	13	20
Meals and entertainment	25	5	7	7	7
Travel	154	41	31	47	35
Retirement	47	14	9	17	7
Depreciation	47	9	12	13	13
Insurance	110	28	27	27	27
Office	9	1	2	3	3
Rent	21	5	6	5	6
Repairs and maintenance	4	1	1	1	1
Utilities	9	2	2	3	2
Supplies	6	2	1	3	0
Trade shows	91	7	24	15	45
Advertising	177	43	46	43	44
Other	6	1	1	3	2

Total sales and marketing expenses	2,407	552	613	688	554

TELWORX COMMUNICATIONS, LLC

Supplementary Information

Consolidated Statements of Income (Unaudited)

For the Four Quarters Ended December 31, 2011 (all numbers in 000s)

	Total 2011	Q1—2011	Q2—2011	Q3—2011	Q4—2011
General and administrative expenses:
Wages	279	78	73	57	70
Commissions	10	2	3	3	2
Taxes and licenses	49	6	13	12	18
Telephone	26	5	7	7	7
Meals and entertainment	16	4	3	5	4
Travel	56	17	11	20	8
Retirement	11	2	3	3	3
Depreciation	37	9	9	9	9
Insurance	96	13	24	31	28
Office	7	2	2	2	2
Rent	—	—	—	—	—
Repairs and maintenance	4	1	1	1	1
Utilities	2	0	0	1	0
Supplies	3	1	1	1	1
Professional	62	8	22	23	10
Bank fees	68	13	15	14	25
Other	6	1	1	3	2

Total general and administrative expen	731	163	187	192	189

Total operating expenses	3,138	714	801	879	743

Operating profit	1,751	553	314	314	569

Other income (expense):
Contributions	(13)	(2)	(1)	(10)	(1)
Amortization	(6)	(1)	(1)	(1)	(1)
Stock option amortization	(20)	(5)	(5)	(5)	(5)
Loss on disposition of fixed assets	—	—	—	—	—
One time relocation	(82)	(21)	(21)	(21)	(21)
Professional fees—legal	—	—	—	—	—
Rental income	4	1	1	1	1
Interest income	2	1	0	1	—
Other income	15	4	4	7	—
Interest expense	(202)	(51)	(51)	(51)	(50)

Total other income (expenses)	(301)	(73)	(72)	(79)	(77)

Net income	1,450	480	242	236	492

TELWORX COMMUNICATIONS, LLC

Supplementary Information

Consolidated Statements of Income (Unaudited)

For the Four Quarters Ended December 31, 2010 (all numbers in 000s)

	Total 2010	Q1—2010	Q2—2010	Q3—2010	Q4—2010
Revenue	18,135	3,756	3,847	5,023	5,508
Product	12,705	2,754	2,604	3,513	3,835
Wages	890	208	230	207	246
Commissions	17	3	3	5	5
Tax and licenses	153	34	41	40	38
Telephone	17	4	5	4	4
Meals and entertainment	17	5	3	5	5
Travel	68	12	18	18	20
Retirement	11	4	2	1	3
Depreciation	140	37	37	38	29
Insurance	120	38	32	29	21
Office	45	13	13	8	11
Rent	200	45	45	50	60
Repairs and maintenance	44	13	12	10	9
Utilities	85	27	17	19	21
Supplies	60	18	19	17	7
Warranty	15	4	4	4	4
Other	38	8	10	14	6

Cost of goods sold	14,625	3,226	3,095	3,980	4,323

Gross profit	3,510	530	752	1,043	1,184

Sales and marketing expenses:
Wages	823	179	169	228	248
Commissions	308	72	79	72	85
Taxes and licenses	130	27	26	40	37
Telephone	31	7	8	8	8
Meals and entertainment	18	4	5	4	5
Travel	127	36	22	35	34
Retirement	23	4	6	6	7
Depreciation	47	17	9	6	14
Insurance	104	27	27	28	21
Office	7	2	2	2	1
Rent	43	13	12	7	11
Repairs and maintenance	6	1	1	1	2
Utilities	13	4	4	3	3
Supplies	9	3	2	2	2
Trade shows	13	4	3	5	1
Advertising	142	41	12	17	72
Other	5	1	1	2	1

Total sales and marketing expenses	1,849	441	390	465	552

TELWORX COMMUNICATIONS, LLC

Supplementary Information

Consolidated Statements of Income (Unaudited)

For the Four Quarters Ended December 31, 2010 (all numbers in 000s)

	Total 2010	Q1—2010	Q2—2010	Q3—2010	Q4—2010
General and administrative expenses:
Wages	296	69	76	69	82
Commissions	8	2	2	2	2
Taxes and licenses	48	11	13	12	12
Telephone	17	4	5	4	4
Meals and entertainment	11	3	2	3	3
Travel	48	8	13	13	14
Retirement	8	3	2	1	2
Depreciation	33	8	9	9	7
Insurance	110	35	29	27	19
Office	3	1	1	0	1
Rent	1	0	0	0	0
Repairs and maintenance	4	1	1	1	1
Utilities	6	2	1	1	1
Supplies	5	1	2	1	1
Professional	44	16	14	14	(0)
Bank fees	38	5	15	9	9
Other	5	1	1	2	1

Total general and administrative expenses	684	171	185	169	159

Total operating expenses	2,533	612	576	634	711

Operating profit (loss)	977	(82)	177	409	473

Other income (expense):
Contributions	(27)	(5)	(0)	(21)	(0)
Amortization	(264)	(65)	(66)	(66)	(66)
Stock option amortization	(20)	(5)	(5)	(5)	(5)
Loss on disposition of fixed assets	(221)	(55)	(55)	(55)	(55)
One time relocation	—	—	—	—	—
Professional fees—legal	(271)	(68)	(68)	(68)	(68)
Rental income	22	5	5	5	5
Interest income	2	1	0	1	0
Other income	19	4	5	6	3
Interest expense	(208)	(52)	(62)	(48)	(46)

Total other income (expenses)	(969)	(241)	(245)	(251)	(232)

Net income (loss)	8	(322)	(68)	158	241